Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

          YAEGER ANNOUNCES RETIREMENT; YEOMAN NAMED PRESIDENT & CEO OF
                               UNIONBANCORP, INC.


OTTAWA, IL, June 20, 2005- Dennis J. McDonnell, Chairman of the Board of UnionBancorp, Inc. (Nasdaq: UBCD), has announced that the Board of Directors appointed Scott A. Yeoman as President & CEO of the Company at their regularly scheduled June 16, 2005 Board meeting. Yeoman will succeed current President & CEO, Dewey R. Yaeger, who recently announced his upcoming retirement. Yaeger also resigned from all other directorships he held with the Company and its subsidiaries, but will remain in an officer capacity as Head of Corporate Development through year-end 2005.

"The Board is truly grateful for the leadership and guidance Dewey has given to the current management team," remarked McDonnell on the news. "Under his direction, asset quality issues were successfully addressed, our market area redefined and a new, more measurable system of performance and accountabilities established. We now have the infrastructure in place to focus on increasing revenue." He went on say, "Scott is an energetic, forward-thinking professional with a proven track record of improving performance. Our Board is confident that Scott can build on the momentum this team has established."

On his retirement, Yaeger noted, "The past two years have been challenging and the initiatives we undertook, though necessary, were also very aggressive. It has been a personal and professional pleasure to develop this talented management team and observe their dramatic progress in a relatively short time frame. UnionBank is now positioned to sustain its improving profit and growth trends, and Scott Yeoman has the knowledge and expertise to make that happen."

Yeoman, a native of Dakota, Illinois, joins the Company with over 20 years of progressive commercial lending and management experience for organizations including Continental Bank and Citicorp North America. Throughout his career, Yeoman has served in various executive capacities, most recently as President & CEO for Associated Bank Lakeshore in Manitowoc.

Active in both professional and civic organizations, Yeoman is currently a member of the Board of Directors and the Chairman of the Finance Committee for Silver Lake College and previously served on the Board of Directors for the Capitol Civic Center in Manitowoc, Wisconsin. He holds a Bachelors of Business Administration degree from the University of Iowa and an MBA from DePaul University.

"I am very pleased to be joining a proud institution like UnionBank. I am really looking forward to working together as a team to build on the strong foundations the company has in its traditional markets and to identify and capitalize on new growth opportunities. The current team has done some great work to position the company for future success. From here we have the chance to refine our products, services and internal processes and become a better company for our customers, for our associates and from a financial performance standpoint," commented Yeoman on his appointment. "In a business where the customer often thinks of the product in terms of a fee, an interest rate or a payment amount, we have the opportunity to differentiate ourselves through our people and the experience they create for the customer. The fact that the company has been around since 1874 is a testament to the commitment and capabilities of UnionBank's people and
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the support of the communities it serves. I am excited about becoming a part of the team and a part of the UnionBank communities."

Yeoman will be residing in the Ottawa market area with his wife, Judy, and their three children.

________________________________________________________________________________

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:          Dennis J. McDonnell
                  Chairman of the Board
                  UnionBancorp, Inc.
                  Phone:       (630) 684-8602
                  Facsimile:   (630) 368-3977
                  E-mail:      mcdonnelld@mcdmgmt.com

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